Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
July 31, 2012

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS NET OPERATING INCOME BEFORE INCOME TAXES OF $97 MILLION, OR $0.29 PER DILUTED SHARE, AND NET EARNINGS OF $237 MILLION, OR $0.71 PER DILUTED SHARE

Bethesda, MD - July 31, 2012 - American Capital, Ltd. (“American Capital” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) before income taxes for the quarter ended June 30, 2012 of $97 million, or $0.29 per diluted share. NOI after income taxes for the quarter was $194 million, or $0.58 per diluted share, and net earnings for the quarter were $237 million, or $0.71 per diluted share. As of June 30, 2012, net asset value (“NAV”) per share was $16.62, a 6%, or $0.91 per share, increase from the March 31, 2012 NAV per share of $15.71.

Q2 2012 FINANCIAL SUMMARY

•	$0.29 NOI before income taxes per diluted share, or $97 million

✓	$26 million increase over Q2 2011

✓	$0.58 NOI after income taxes per diluted share, or $194 million

◦	$0.40 tax benefit per diluted share related to change in tax treatment of preferred stock dividends, or $132 million

•	$0.04 net realized earnings per diluted share, or $12 million

✓	$189 million improvement over Q2 2011

•	$0.67 net unrealized appreciation per diluted share, or $225 million

✓	$362 million decrease over Q2 2011

•	$0.71 net earnings per diluted share, or $237 million

✓	$173 million decrease over Q2 2011

•	$332 million of cash proceeds from realizations

•	$191 million of securitized debt repaid

•	9.1 million shares repurchased, totaling $85 million, of American Capital common stock

✓	$9.34 average price per share

✓	$0.20 accretive to NAV per share

•	$16.62 NAV per share

✓	$0.91 per share, or 6% increase over Q1 2012

“NAV per share grew by $0.91 for the quarter to $16.62, delivering a 23% annualized return for the quarter,” said Malon Wilkus, Chairman and Chief Executive Officer. “In the past three months, both our aggregate U.S. portfolio companies and our aggregate European Capital portfolio companies experienced moderate revenue and EBITDA growth, year over year. Despite concerns over the troubles in Europe, European Capital's Euro-denominated NAV held steady. The fair value of our investment in European Capital was primarily impacted by a decrease in the stock price to NAV of comparable public funds and negative foreign currency movements. Our asset management business, conducted through American Capital, LLC, which is now our largest portfolio company investment at $806 million at fair value, continues to thrive, producing increased dividend income while diversifying the income streams at American Capital. Having raised a combined $644 million of equity for American Capital Agency and American Capital Mortgage during the quarter, we are pleased that we were able to grow its existing funds under management and look forward to developing new funds for it to manage.”

American Capital, Ltd.
July 31, 2012

PORTFOLIO VALUATION
For the quarter ended June 30, 2012, net unrealized appreciation, before income taxes, totaled $230 million. The primary components of the net unrealized appreciation were:

•
$41 million unrealized appreciation in American Capital's investment in American Capital, LLC, its alternative asset management company, due to an increase in actual and forecasted growth, increasing its investment to $806 million at fair value;

•	$80 million net unrealized appreciation from American Capital's private finance portfolio, generally as a result of improved portfolio company performance and improved multiples;

•	$182 million of reversals of net unrealized depreciation upon realization of portfolio company investments; and

•
$138 million net unrealized depreciation in American Capital's investment in European Capital, primarily due to a weakening of the Euro and an increase in the implied discount to European Capital's NAV.

✓	The Company's equity investment in European Capital was valued at $574 million as of June 30, 2012, or 70% of NAV, compared to $711 million as of March 31, 2012, or 82% of NAV.

PORTFOLIO REALIZATIONS AND PERFORMANCE
In the second quarter of 2012, $332 million of cash proceeds were received from realizations of portfolio investments. American Capital made $103 million in new committed investments during the quarter. The weighted average effective interest rate on American Capital's private finance debt investments as of June 30, 2012 was 11.0%, 10 basis points lower than the March 31, 2012 rate of 11.1%. As of June 30, 2012, loans with a fair value of $243 million were on non-accrual, representing 12.3% of total loans at fair value, compared to $178 million fair value of non-accrual loans, representing 8.1% of total loans at fair value as of March 31, 2012. The $65 million increase in the fair value of loans on non-accrual was driven by additional loans being placed on non-accrual during the quarter and appreciation in the fair value of loans already on non-accrual status.

“During the quarter, we deployed our capital into areas that add significant shareholder value,” said Gordon O'Brien, President, Specialty Finance and Operations. “We invested an additional $30 million in American Capital, LLC, to support the development of new funds, which we believe will further enhance the value of our asset management portfolio company. In addition, we invested $51 million into seven existing portfolio companies and $22 million into two new portfolio companies with attractive risk/reward profiles. We are committed to supporting our existing portfolio by funding both organic growth and accretive add-on acquisitions as well as originating new, attractive investments.”

STOCK REPURCHASE AND DIVIDEND PROGRAM
During the third quarter of 2011, American Capital's Board of Directors adopted a program that may provide for repurchases of shares or dividend payments through December 31, 2013. Under the program, American Capital will consider quarterly setting an amount to be utilized for stock repurchases or dividends.  Generally, the amount may be utilized for repurchases if the price of American Capital's common stock represents a discount to the NAV of its shares, and the amount may be utilized for the payment of cash dividends if the price of American Capital's common stock represents a premium to the NAV of its shares.

In determining the quarterly amount for repurchases or dividends, the Company's Board will be guided by the Company's cumulative net cash provided by operating activities in the prior quarter and since the beginning of 2012, cumulative repurchases or dividends, cash on hand, debt service considerations, investment plans, forecasts of financial liquidity and economic conditions, operational issues and the then current trading price of American Capital stock.

The repurchase and dividends program may be suspended, terminated or modified at any time for any reason.  The program does not obligate American Capital to acquire any specific number of shares, and all repurchases will be made in accordance with SEC Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of stock repurchases. During the second quarter of 2012, American Capital made open market purchases of 9.1 million shares, or $85 million, of American Capital common stock at an average price of $9.34 per share. Since the inception of the program, American Capital made open market purchases of 32.2 million shares, or $267 million, of American Capital common stock at an average price of $8.30 per share.

American Capital, Ltd.
July 31, 2012

CAPITAL MANAGEMENT
“During the quarter, we reaffirmed and extended our stock repurchase program through December 2013,” said John Erickson, Chief Financial Officer. “With our second quarter repurchase of 9.1 million shares, we have now repurchased 9% of the Company's shares over the past four quarters, which has accreted $0.65 to NAV per share. Furthermore, the increase in our net deferred tax asset this quarter added $0.46 to NAV per share, primarily driven by a $132 million deferred tax benefit resulting from the IRS approval of a change in the tax accounting method on PIK preferred equity investments. Also, we have significantly de-levered and de-risked our balance sheet over the past two years, which has significantly improved our potential to refinance and lower our cost of debt and extend its maturity.”

American Capital, Ltd.
July 31, 2012

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of June 30, 2012, December 31, 2011 and June 30, 2011
(in millions, except per share amounts)

	Q2	Q4	Q2 2012 Versus Q4 2011		Q2	Q2 2012 Versus Q2 2011
	2012	2011	$	%	2011	$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $5,993, $6,739 and $7,204, respectively)	$5,220	$5,130	$90	2%	$5,909	$(689)	(12%)
Cash and cash equivalents	306	204	102	50%	186	120	65%
Restricted cash and cash equivalents	150	80	70	88%	116	34	29%
Interest receivable	22	24	(2)	(8%)	25	(3)	(12%)
Deferred tax asset, net	541	428	113	26%	—	541	100%
Derivative agreements at fair value	11	10	1	10%	8	3	38%
Other	75	85	(10)	(12%)	89	(14)	(16%)
Total assets	$6,325	$5,961	$364	6%	$6,333	$(8)	—

Liabilities and Shareholders' Equity
Debt	$941	$1,251	$(310)	(25%)	$1,642	$(701)	(43%)
Derivative agreements at fair value	47	99	(52)	(53%)	98	(51)	(52%)
Other	57	48	9	19%	52	5	10%
Total liabilities	1,045	1,398	(353)	(25%)	1,792	(747)	(42%)

Shareholders' equity
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—	—	—	—
Common stock, $0.01 par value, 1,000.0 shares authorized, 324.4, 336.4 and 354.7 issued and 317.7, 329.1 and 345.1 outstanding, respectively	3	3	—	—	3	—	—
Capital in excess of par value	6,953	7,053	(100)	(1%)	7,160	(207)	(3%)
Distributions in excess of net realized earnings	(1,045)	(999)	(46)	(5%)	(1,234)	189	15%
Net unrealized depreciation of investments	(631)	(1,494)	863	58%	(1,388)	757	55%
Total shareholders' equity	5,280	4,563	717	16%	4,541	739	16%
Total liabilities and shareholders' equity	$6,325	$5,961	$364	6%	$6,333	$(8)	—

NAV per common share outstanding	$16.62	$13.87	$2.75	20%	$13.16	$3.46	26%

American Capital, Ltd.
July 31, 2012

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Six Months Ended June 30, 2012 and 2011
(in millions, except per share data)
(unaudited)

			Three Months Ended					Six Months Ended
	Three Months Ended		June 30,		Six Months Ended			June 30,
	June 30,		2012 Versus 2011		June 30,			2012 Versus 2011
	2012	2011	$	%	2012		2011	$	%

OPERATING INCOME
Interest and dividend income	$151	$131	$20	15%	$287		$277	$10	4%
Fee income	12	11	1	9%	25		24	1	4%
Total operating income	163	142	21	15%	312		301	11	4%

OPERATING EXPENSES
Interest	16	20	(4)	(20%)	32	69	49	(17)	(35%)
Salaries, benefits and stock-based compensation	37	38	(1)	(3%)	74	107	74	—	—
General and administrative	13	13	—	—	28	36	24	4	17%
Total operating expenses	66	71	(5)	(7%)	134		147	(13)	(9%)

NET OPERATING INCOME BEFORE INCOME TAXES	97	71	26	37%	178		154	24	16%

Tax benefit	97	—	97	100%	65		—	65	100%
NET OPERATING INCOME	194	71	123	173%	243		154	89	58%

Net realized (loss) gain
Portfolio company investments	(163)	(235)	72	31%	(285)		(225)	(60)	(27%)
Foreign currency transactions	—	1	(1)	(100%)	1		1	—	—
Derivative agreements	(71)	(14)	(57)	(407%)	(79)		(27)	(52)	(193%)
Tax benefit	52	—	52	100%	74		—	74	100%
Total net realized loss	(182)	(248)	66	27%	(289)		(251)	(38)	(15%)

NET REALIZED EARNINGS (LOSS)	12	(177)	189	NM	(46)		(97)	51	53%

Net unrealized appreciation (depreciation)
Portfolio company investments	247	558	(311)	(56%)	874		814	60	7%
Foreign currency translation	(76)	29	(105)	NM	(38)		114	(152)	NM
Derivative agreements	59	—	59	100%	53		13	40	308%
Tax provision	(5)	—	(5)	(100%)	(26)		—	(26)	(100%)
Total net unrealized appreciation	225	587	(362)	(62%)	863		941	(78)	(8%)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS ("NET EARNINGS")	$237	$410	$(173)	(42%)	$817		$844	$(27)	(3%)

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.60	$0.20	$0.40	200%	$0.74		$0.44	$0.30	68%
Diluted	$0.58	$0.20	$0.38	190%	$0.72		$0.43	$0.29	67%

NET REALIZED EARNINGS (LOSS) PER COMMON SHARE
Basic	$0.04	$(0.51)	$0.55	NM	$(0.14)		$(0.28)	$0.14	50%
Diluted	$0.04	$(0.49)	$0.53	NM	$(0.14)		$(0.27)	$0.13	48%

NET EARNINGS PER COMMON SHARE
Basic	$0.73	$1.18	$(0.45)	(38%)	$2.49		$2.43	$0.06	2%
Diluted	$0.71	$1.13	$(0.42)	(37%)	$2.43		$2.34	$0.09	4%

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	324.5	347.3	(22.8)	(7%)	327.7		346.7	(19.0)	(5%)
Diluted	333.9	361.6	(27.7)	(8%)	336.8		360.0	(23.2)	(6%)
______________________________
NM = Not meaningful

American Capital, Ltd.
July 31, 2012

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended June 30, 2012, March 31, 2012 and June 30, 2011
(in millions, except per share data)
(unaudited)

			Q2 2012 Versus Q1 2012			Q2 2012 Versus Q2 2011
	Q2 2012	Q1 2012	$	%	Q2 2011	$	%

Assets Under Management
American Capital Assets at Fair Value	$6,325	$6,421	$(96)	(1%)	$6,333	$(8)	—
Externally Managed Assets at Fair Value(1)	94,755	94,654	101	—	45,579	49,176	108%
Total	$101,080	$101,075	$5	—	$51,912	$49,168	95%

Third-Party Earning Assets Under Management(2)	$10,991	$10,286	$705	7%	$6,060	$4,931	81%
Total Earning Assets Under Management(3)	$17,245	$16,640	$605	4%	$12,367	$4,878	39%

New Investments
Senior Debt	$43	$25	$18	72%	$5	$38	760%
Mezzanine Debt	29	—	29	100%	—	29	100%
Preferred Equity	—	2	(2)	(100%)	1	(1)	(100%)
Common Equity	30	56	(26)	(46%)	—	30	100%
Equity Warrants	1	—	1	100%	—	1	100%
Total	$103	$83	$20	24%	$6	$97	1,617%

Financing for Private Equity Buyouts	$22	$—	$22	100%	$—	$22	100%
Add-on Investment in American Capital, LLC	30	56	(26)	(46%)	—	30	100%
Add-on Financing for Acquisitions	3	—	3	100%	1	2	200%
Add-on Financing for Working Capital in Distressed Situations	2	15	(13)	(87%)	3	(1)	(33%)
Add-on Financing for Growth and Working Capital	4	12	(8)	(67%)	2	2	100%
Add-on Financing for Recapitalizations, not Including Distressed Investments	42	—	42	100%	—	42	100%
Total	$103	$83	$20	24%	$6	$97	1,617%

Realizations
Sale of Equity Investments	$42	$47	$(5)	(11%)	$28	$14	50%
Principal Prepayments	223	288	(65)	(23%)	114	109	96%
Payment of Accrued Payment-in-Kind Notes and Dividends and Accreted Original Issue Discounts	56	51	5	10%	28	28	100%
Scheduled Principal Amortization	11	10	1	10%	9	2	22%
Total	$332	$396	$(64)	(16%)	$179	$153	85%

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$8	$15	$(7)	(47%)	$2	$6	300%
Gross Realized Loss	(171)	(137)	(34)	(25%)	(237)	66	28%
Portfolio Net Realized Loss	(163)	(122)	(41)	(34%)	(235)	72	31%
Foreign Currency Transactions	—	1	(1)	(100%)	1	(1)	(100%)
Derivative Agreements	(71)	(8)	(63)	(788%)	(14)	(57)	(407%)
Tax Benefit	52	22	30	136%	—	52	100%
Net Realized Loss	(182)	(107)	(75)	(70%)	(248)	66	27%

Gross Unrealized Appreciation of Private Finance Portfolio Investments	133	127	6	5%	165	(32)	(19%)
Gross Unrealized Depreciation of Private Finance Portfolio Investments	(53)	(56)	3	5%	(135)	82	61%
Net Unrealized Appreciation of Private Finance Portfolio Investments	80	71	9	13%	30	50	167%
Unrealized (Depreciation) Appreciation of European Capital Investment	(98)	148	(246)	NM	137	(235)	NM
Unrealized Appreciation (Depreciation) of European Capital Foreign Currency Translation	33	(21)	54	NM	(12)	45	NM
Unrealized Appreciation of American Capital, LLC	41	287	(246)	(86%)	156	(115)	(74%)
Unrealized Appreciation of American Capital Mortgage Investment Corp.	5	7	(2)	(29%)	—	5	100%
Net Unrealized Appreciation of Structured Products	4	18	(14)	(78%)	8	(4)	(50%)

American Capital, Ltd.
July 31, 2012

Reversal of Prior Period Net Unrealized Depreciation Upon Realization	182	117	65	56%	239	(57)	(24%)
Net Unrealized Appreciation of Portfolio Company Investments	247	627	(380)	(61%)	558	(311)	(56%)
Foreign Currency Translation - European Capital	(73)	37	(110)	NM	28	(101)	NM
Foreign Currency Translation - Other	(3)	1	(4)	NM	1	(4)	NM
Derivative Agreements	4	(6)	10	167%	(1)	5	NM
Reversal of Prior Period Net Unrealized Depreciation Upon Realization of Terminated Swaps	55	—	55	100%	1	54	NM
Tax Provision	(5)	(21)	16	76%	—	(5)	(100%)
Net Unrealized Appreciation of Investments	225	638	(413)	(65%)	587	(362)	(62%)

Net Gains, Losses, Appreciation and Depreciation	$43	$531	$(488)	(92%)	$339	$(296)	(87%)

Other Financial Data
NAV per Share	$16.62	$15.71	$0.91	6%	$13.16	$3.46	26%
Debt at Cost	$941	$1,132	$(191)	(17%)	$1,642	$(701)	(43%)
Debt at Fair Value	$928	$1,116	$(188)	(17%)	$1,591	$(663)	(42%)
Market Capitalization	$3,196	$2,826	$370	13%	$3,427	$(231)	(7%)
Total Enterprise Value(4)	$3,831	$3,645	$186	5%	$4,883	$(1,052)	(22%)
Asset Coverage Ratio	661%	552%			376%
Debt to Equity Ratio	0.2x	0.2x			0.4x
Credit Quality
Weighted Average Effective Interest Rate on Private Finance Debt Investments at Period End	11.0%	11.1%			10.5%
Loans on Non-Accrual at Cost	$402	$356	$46	13%	$519	$(117)	(23%)
Loans on Non-Accrual at Fair Value	$243	$178	$65	37%	$255	$(12)	(5%)
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	18.8%	15.0%			16.7%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	12.3%	8.1%			9.0%
Non-Accruing Loans at Fair Value as a Percentage of Non-Accruing Loans at Cost	60.4%	50.0%			49.1%
Past Due Loans at Cost	$9	$22	$(13)	(59%)	$23	$(14)	(61%)
Debt to Equity Conversions at Cost	$38	$20	$18	90%	$58	$(20)	(34%)
Return on Average Equity
LTM Net Operating Income Return on Average Equity at Cost	9.0%	6.9%			4.7%
LTM Net Realized Earnings (Loss) Return on Average Equity at Cost	3.2%	—			(1.7%)
LTM Net Earnings Return on Average Equity at Fair Value	20.1%	25.1%			36.7%
Current Quarter Annualized Net Operating Income Return on Average Equity at Cost	13.1%	3.3%			4.8%
Current Quarter Annualized Net Realized Earnings (Loss) Return on Average Equity at Cost	0.9%	(3.9%)			(11.8%)
Current Quarter Annualized Net Earnings Return on Average Equity at Fair Value	18.3%	47.9%			37.9%
______________________________
NM = Not meaningful

(1)
Includes total assets of American Capital Agency Corp., American Capital Mortgage Investment Corp., European Capital, American Capital Equity I, American Capital Equity II and ACAS CLO 2007-1, less American Capital's investment in the funds. Total assets of American Capital Agency Corp. and American Capital Mortgage Investment Corp. are as of March 31, 2012.

(2)	Represents third-party earning assets under management from which the associated base management fees are calculated.

(3)
Represents total assets of American Capital less American Capital's investment in the funds as well as third-party earning assets under management from which the associated base management fees are calculated.

(4)	Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.

American Capital, Ltd.
July 31, 2012

	Static Pool (1)
Portfolio Statistics ($ in millions, unaudited) Aggregate	Pre- 2001		2001	2002		2003		2004		2005		2006		2007		2008		2011		2012		Pre-2001 - 2012 Static Pools Aggregate
IRR at Fair Value of All Investments(2)	8.3%		18.1%	8.2%		20.3%		13.5%		12.3%		11.0%		(4.6%)		7.0%		24.1%		11.0%		8.4%
IRR of Exited Investments(3)	9.2%		18.6%	9.7%		20.0%		17.1%		21.9%		7.3%		(6.6%)		3.6%		N/A		N/A		10.1%
IRR at Fair Value of Equity Investments Only(2)(4)(5)	6.4%		46.4%	11.1%		27.6%		26.4%		11.2%		16.2%		(8.6%)		19.2%		32.3%		N/A		11.2%
IRR of Exited Equity Investments Only(3)(4)(5)	10.9%		46.4%	21.4%		36.7%		49.0%		50.8%		11.5%		9.6%		35.5%		N/A		N/A		26.7%
IRR at Fair Value of All One Stop Buyout® Investments(2)	2.1%		17.1%	10.8%		18.8%		15.9%		28.7%		13.4%		1.7%		15.2%		—%		N/A		13.7%
IRR at Fair Value of Current One Stop Buyout® Investments(2)	12.3%		N/A	—%		17.4%		6.8%		24.1%		12.4%		(0.9%)		15.3%		—%		N/A		11.2%
IRR of Exited One Stop Buyout® Investments(3)	1.4%		17.1%	14.7%		16.3%		27.5%		30.5%		10.6%		14.9%		13.9%		N/A		N/A		15.4%
Committed Investments(7)	$1,065		$376	$966		$1,436		$2,267		$4,856		$5,267		$7,489		$1,039		$137		$22		$24,920
Total Exits and Prepayments of Committed Investments(7)	$999		$367	$836		$1,267		$1,971		$2,597		$4,243		$5,132		$496		$—		$—		$17,908
Total Interest, Dividends and Fees Collected	$408		$148	$349		$456		$697		$1,207		$1,277		$1,228		$357		$11		$—		$6,138
Total Net Realized (Loss) Gain on Investments	$(135)		$(23)	$(118)		$143		$16		$375		$(301)		$(1,131)		$(116)		$—		$—		$(1,290)
Current Cost of Investments	$74		$4	$118		$160		$278		$1,952		$912		$2,002		$364		$108		$21		$5,993
Current Fair Value of Investments	$39		$—	$85		$309		$196		$1,917		$1,081		$1,143		$313		$116		$21		$5,220
Current Fair Value of Investments as a % of Total Investments at Fair Value	0.8%		—%	1.6%		5.9%		3.8%		36.7%		20.7%		21.9%		6.0%		2.2%		0.4%		100.0%
Net Unrealized (Depreciation) Appreciation	$(35)		$(4)	$(33)		$149		$(82)		$(35)		$169		$(859)		$(51)		$8		$—		$(773)
Non-Accruing Loans at Cost	$—		$—	$30		$—		$31		$58		$53		$199		$31		$—		$—		$402
Non-Accruing Loans at Fair Value	$—		$—	$20		$—		$12		$33		$20		$133		$25		$—		$—		$243
Equity Interest at Fair Value(4)	$13		$—	$—		$272		$112		$1,590		$550		$341		$94		$50		$—		$3,022
Debt to Adjusted EBITDA(8)(9)(10)(11)(14)	5.7		NM	10.7		2.9		5.2		1.7		4.3		6.2		5.9		5.5		6.6		4.2
Interest Coverage(10)(11)(14)	2.9		NM	1.4		4.5		2.3		2.7		2.8		2.1		2.9		2.5		4.3		2.6
Debt Service Coverage(10)(11)(14)	2.7		NM	1.4		3.9		2.0		0.5		2.4		1.9		2.4		2.2		4.0		1.7
Average Age of Companies(11)(14)	43	yrs	—	29	yrs	39	yrs	52	yrs	15	yrs	38	yrs	30	yrs	19	yrs	25	yrs	31	yrs	28	yrs
Diluted Ownership Percentage(4)(15)	63%		—%	43%		55%		74%		85%		48%		52%		33%		9%		—%		62%
Average Revenue(11)(12)(14)	$49		$—	$44		$211		$65		$156		$178		$191		$88		$156		$241		$162
Average Adjusted EBITDA(8)(11)(14)	$6		$—	$9		$45		$15		$68		$45		$35		$20		$44		$81		$46
Total Revenue(11)(12)	$89		$238	$76		$1,480		$357		$1,270		$3,056		$4,455		$1,394		$452		$513		$13,380
Total Adjusted EBITDA(8)(11)	$10		$5	$11		$208		$55		$295		$444		$716		$230		$147		$168		$2,289
% of Senior Loans(10)(11)(13)	75%		—%	53%		—%		33%		39%		20%		57%		29%		38%		100%		41%
% of Loans with Lien(10)(11)(13)	100%		—%	100%		100%		100%		96%		94%		90%		68%		38%		100%		72%

Majority Owned Portfolio Companies (“MOPC”)(6)	Pre-2001 - 2012 Static Pools Aggregate
Total Number of MOPC	43
Total Revenue(12)	$3,112
Total Gross Profit(12)	$1,568
Total Adjusted EBITDA(8)	$713

Total Capital Expenditures(12)	$94
Total Current ACAS Investment in MOPC at Fair Value	$3,405
Diluted Ownership Percentage of ACAS in MOPC(15)	73%

Total Cash	$211
Total Assets	$4,317
Total Debt	$3,391
Total Third-party Debt at Cost	$1,644
Total Shareholders' Equity(16)	$3,198
———————

1)
Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. There were no investments made in 2009 and 2010 static pool years.

2)	Assumes investments are exited at current fair value.

3)	Includes fully exited investments of existing portfolio companies.

4)	Excludes investments in Structured Products.

5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.

6)
MOPC investments represent portfolio company investments in which American Capital, or its affiliates, have a fully diluted ownership percentage of 50% or more or have over 50% board representation at the portfolio company. Excludes our investment in European Capital.

7)	Represents committed investment amount at the time of origination.

8)
Adjusted EBITDA may reflect certain adjustments to the reported EBITDA of a portfolio company for non-recurring, unusual or infrequent items or other pro-forma items or events to normalize current earnings which a buyer may consider in a change in control transactions. These adjustments may be material and are highly subjective in nature. Portfolio company reported EBITDA is for the most recently available twelve months, or when appropriate, the forecasted twelve months or current annualized run-rate.

9)	For portfolio companies with a nominal Adjusted EBITDA amount, the portfolio company's maximum debt leverage is limited to 15 times Adjusted EBITDA.

10)	Excludes investments in which we own only equity.

11)	Excludes investments in Structured Products and managed funds.

12)	For the most recent twelve months, or when appropriate, the forecasted twelve months.

13)	As a percentage of our total debt investments.

14)	Weighted average based on fair value.

15)	Weighted average based on fair value of equity investments.

16)	Calculated as the estimated enterprise value of the MOPC's less the cost basis of any outstanding debt of the MOPC's.

American Capital, Ltd.
July 31, 2012

SHAREHOLDER CALL
American Capital invites shareholders, analysts and interested parties to attend the shareholder call on August 1, 2012 at 11:00 am ET. The shareholder call can be accessed through a live webcast, free of charge, at www.AmericanCapital.com or by dialing (877) 270-2148 (U.S. domestic) or (412) 902-6510 (international). All callers are asked to dial in 10-15 minutes prior to the call to register. Please advise the operator you are dialing in for the American Capital shareholder call. Callers who do not plan on asking a question and have access to the internet are asked to utilize the webcast.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com. Select the Q2 2012 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call on August 1, 2012. In addition, there will be a phone recording available from 2:00 pm ET August 1, 2012 until 9:00 am ET August 16, 2012. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The access code for both domestic and international callers is 10015824.

ABOUT AMERICAN CAPITAL
American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. American Capital manages $17.2 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $101 billion of total assets under management (including levered assets). From its seven offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $500 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor's shares, when sold, may be worth more or less than their original cost. Additionally, American Capital's current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the Company's subsequent periodic filings. Copies are available on the SEC's website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.